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                                                                   EXHIBIT 10.27



                                 RIBOGENE, INC.

                              CONSULTING AGREEMENT


This Agreement is entered into by and between RiboGene, Inc., a California corporation ("RiboGene"), and Joe B. Harford, Ph.D. (hereinafter "Consultant"), this 11th day of July, 1997 at Hayward, California.

In consideration of the mutual promises contained herein, the parties hereto agree as follows:

                             SECTION 1: CONSULTING


        1.1 Services. Consultant shall render consulting services in the area of the discovery and development of translation-targeted therapeutics (hereinafter his "Duties"). He shall consult with the Board of Directors, officers, and department heads of RiboGene, and such other personnel as designated by the President of RiboGene, in regard to his Duties.

        1.2 Project Designation. Consultant shall work on a per project basis. Upon identification of a project to be performed by Consultant during the term of this Agreement, RiboGene shall prepare a Project Designation in the form attached hereto and marked Exhibit A (the "Designation") which shall detail the scope, duration and payment terms for the project, the Designation shall be signed by the parties and attached hereto. Consultant's employment with respect to such project shall thereafter be governed by this Agreement as supplemented and/or amended by the terms and conditions set forth in the Designation.

        1.3 Services for Others. Consultant shall be free to represent or perform services for other persons during the term of this Agreement, provided that performance of such services does not interfere with Consultant's Duties under this Agreement. However, Consultant agrees that he does not presently perform and does not intend to perform, during the term of this Agreement, consulting or other services for companies whose businesses or proposed businesses in any way involve the design or use of products which are or would be competitive with the products or proposed products of RiboGene (except for companies previously disclosed by Consultant to RiboGene in writing). Should Consultant propose to perform consulting or other services for any such company, he agrees to notify RiboGene in writing in advance (specifying the name of the organization for whom he proposes to perform such services) and to provide information to RiboGene sufficient to allow it to determine if the performance of such services would conflict with areas of interest to RiboGene, or any further services that RiboGene might request of Consultant under this Agreement. Nothing herein shall be interpreted to supercede Consultant's duties or restriction as an employee of the National Cancer Institute.

        1.4 Payment. RiboGene agrees to pay Consultant for his services to be rendered under this agreement in accordance with the payment terms set forth on each Project Designation. RiboGene shall not be responsible for payment of Consultant's expenses in the performance of his Duties including, but not limited to, expenses for travel and similar items unless such expense, which shall be reasonable in amount, is expressly authorized in writing by RiboGene's Chief
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Financial Officer of Controller, prior to the incurring of such expenses, or is permitted under the terms of a project Designation. RiboGene will reimburse Consultant upon the presentation by Consultant, from time to time, of a detailed and itemized account of such expenses substantiated by receipts.

        1.5 Term. This Agreement shall be for a period of 9 months commencing on May 1st, 1997 and terminating on January 31,1998; however, this Agreement may be terminated at any time by either party by 30 days' written notice to the other party.

        1.6 Independent Contractor. The Consultant's services are to be performed as a independent contractor with the customary and usual independence associated therewith and he shall be deemed to be an employee of RiboGene or to otherwise bind RiboGene to any agreement unless expressly authorized in writing to do so. Consultant shall be responsible for payment of all income, social security and other taxes incurred by him as a self-employed person.

        1.7 No Assignment. Because of the personal nature of the services to be rendered by Consultant, this agreement may be assigned by Consultant without the prior written consent of RiboGene.

                           SECTION 2: CONFIDENTIALITY

        In consideration of his access to the premises of RiboGene and/or his access to certain Confidential Information of RiboGene, in connection with his business relationship with RiboGene, Consultant hereby represents and agrees as follows:

        2.1 Confidential Information. For purposes of this Agreement the term "Confidential Information" means:

                (i) Any information which RiboGene possesses that has been created, discovered or developed by or for RiboGene, and which has or could have commercial value or utility in the business in which RiboGene is engaged; or

                (ii) Any information which is related to the business of RiboGene and is generally not known by non-RiboGene personnel.

By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

        2.2 Exclusions. Notwithstanding the foregoing, the term Confidential Information shall not include:

                (i) Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Consulting



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Agreement, or any other agreement requiring confidentiality between
RiboGene and the Consultant;

                (ii) Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

                (iii) Information known by the Consultant prior to his receipt of such information from RiboGene which prior knowledge can be documented.

        2.3 Documents. Consultant agrees that, without the express written consent of RiboGene, he will not remove from RiboGene's premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information - nor will he make reproductions or copies of same. In the event Consultant receives any such documents or items by personal delivery from any duly designated or authorized personnel of RiboGene, he shall be deemed to have received the express written consent of RiboGene. In the event that Consultant receives any such documents or items, other than through personal delivery as described in the preceding sentence, he agrees to inform RiboGene promptly of his possession of such documents or items. Consultant shall promptly return any such documents or items, along with any reproductions or copies to RiboGene upon RiboGene's demand or upon termination of this Agreement.

        2.4 No Disclosure. Consultant agrees that he will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of RiboGene, except as may be necessary in the course of his business relationship with RiboGene. He further agrees that he will not use any Confidential Information without the prior written consent of RiboGene, except as may be necessary in the course of his business relationship with RiboGene, and that the provisions of this
Section 2.4 shall survive termination of this Agreement.

        2.5 Patents, Copyrights. Consultant acknowledges and agrees that all Confidential Information existing or developed by or for RiboGene shall be the sole property of RiboGene, and RiboGene shall be the sole owner of all patent, copyright and other rights and protections in connection therewith. He hereby assigns to RiboGene all right, title and interest that he may have to or acquire in all such Confidential Information. Upon learning of any Confidential Information not already disclosed to RiboGene during the term of this Agreement, he agrees that he will promptly disclose such Confidential Information to RiboGene.

        2.6 Ownership. Consultant agrees that all Confidential Information which is related to or which results from work performed by Consultant for RiboGene ("Inventions") shall be the sole and exclusive property of RiboGene or its nominees. RiboGene and its nominees shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Consultant further agrees (i) to assist RiboGene in every proper way to obtain and from time to time to enforce such patents, copyrights and other rights and protections relating to Inventions, and (ii) to execute and deliver to RiboGene or its nominee upon request all such documents as RiboGene or its nominee may determine are necessary or may be necessary to: (a) vest in RiboGene or its nominee clear and marketable title in and to Inventions, (b) apply for, prosecute and obtain patents, copyrights and other rights and protections
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relating to Inventions, or (c) enforce patents, copyrights and other rights and protections relating to Inventions.) Consultant's obligations pursuant to this Section shall continue beyond the termination of his employment with RiboGene, but RiboGene agrees to compensate him after the termination of employment at a reasonable rate for time actually spent or expenses incurred by him at RiboGene's request.

        2.7 Limits of Application. Consultant has been informed and understands that the provisions of Section 2.5, above, do not apply to any Invention that qualifies in all respects under Section 2870 of the California Labor Code, which provides:

        (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those that either:

                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                (2) Result from any work performed by the employee for the employer.

        (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

        2.8 No Conflicting Agreements. Consultant represents that he has not brought, and will not bring with him to RiboGene, and will not use in the performance of his responsibilities for RiboGene, any materials or documents of a former employer that are not generally available to the public, unless he has obtained the express written consent of his former employer for their possession and use. Moreover, he represents that his performance of this Agreement and as a consultant of RiboGene does not and will not breach any agreement or relationship of trust and confidence he may have with any third party, whether oral, written or implied. He agrees that he has not entered into and will not enter into any agreement in conflict with this Agreement.

        2.9 Remedies. Consultant understands that, in the event he fails to comply with Section 2.2 through 2.6 of this Agreement, RiboGene may suffer irreparable harm which may not be adequately compensated by monetary damages. Accordingly, he agrees that, in the event of his breach or threatened breach of the terms of those Sections, RiboGene shall be entitled to injunctive or other preliminary or equitable relief in addition to such other remedies as may be available to RiboGene for such breach or threatened breach, including damages.

                            SECTION 3: MISCELLANEOUS
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        3.1  Actions: Expenses.  In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other all costs and expenses so incurred, including attorneys' fees.

        3.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

        3.3 Entire Agreement; Amendment; Waiver. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of Agreement.

        Consultant and RiboGene hereby accept and agree to the above terms and acknowledge receipt of a copy of this Agreement.



                                        RIBOGENE, INC.


                                        By:  LAURA S. LEHMAN
                                           ---------------------------
                                           Laura S. Lehman, Ph.D.
                                           Vice President of Research


                                                     [SIG]
                                           ---------------------------
                                           Consultant
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                              PROJECT DESIGNATION


1.      DESCRIPTION OF PROJECT:

        Provide advice, direction and encouragement to RiboGene staff engaged on discovery and development of translation-targeted therapeutics. This will require input from the Consultant at a variety of levels, ranging from the strategic direction of RiboGene's program down to interpretation of experimental observations.

2.      TIME DEVOTED TO PROJECT:

        9 days this 9-month period to be spent as requested by Vice President of Research or designee, supplemented by (limited) telephone consultations as required.

3.      COMPENSATION:

        (a) Rate of pay: A retainer of $1,000 will be paid each month.

        (b) Total payments: $9,000 over the course of this contract.

        (c) Expenses authorized for reimbursement by RiboGene: Reasonable out-of-pocket expenses incurred in connection with visits to RiboGene and with other consulting assignments agreed in advance with an officer of the Company.

        (d) Invoice submission and payment: The monthly retainer will be paid automatically by RiboGene on the first day of each calendar month. For out-of-pocket expenses, the Consultant will submit expense claims, with receipts, within thirty (30) days of such expenses being incurred.

        (e) Additional compensation: As requested by the Company's Vice President of Research, Consultant may provide services in excess of 9 days per this contract period. Once Consultant has worked the minimum 9 day requirement, compensation for additional days will be at the rate of $1,000 per day plus expenses as mentioned in (c).


SIGNATURES:     Consultant  [SIG]
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                RiboGene    [SIG]
                           -------